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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 July 19, 2004



                      MATTHEWS INTERNATIONAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Pennsylvania                   0-9115               25-0644320
   ----------------------------     ------------------        ------------
   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)              File Number)       Identification No.)



   Two NorthShore Center, Pittsburgh, PA                       15212-5851
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)



  Registrant's telephone number, including area code:       (412) 442-8200
                                                            --------------



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Item 5.  Other Events

On July 19, 2004, Matthews International Corporation purchased Cloverleaf Group ("Cloverleaf"), a provider of merchandising solutions. Cloverleaf was formed by the recent merger of iDL, Inc., which is a merchandising solutions company headquartered near Pittsburgh, PA, and Big Red Rooster, which is a marketing and design services organization located in Columbus, OH. The acquisition is designed to expand Matthews' products and services into the merchandising solutions market.

The transaction was structured as an asset purchase, at a cost of approximately $34 million. The deal was also structured to include potential additional consideration during the next six years contingent on the future growth in value of the acquired operations.

A copy of the press release announcing the acquisition is attached hereto as
Exhibit 99.1.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                       By  Steven F. Nicola
                                           ----------------------------------
                                           Steven F. Nicola
                                           Chief Financial Officer,
                                            Secretary and Treasurer




Date: July 20, 2004







































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              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                   EXHIBITS
                                    INDEX
                                  ----------


The following Exhibit to this report is filed herewith.



     Exhibit
       No.        Description
     -------      -----------
      99.1        Press release, dated July 19, 2004, issued by
                  Matthews International Corporation.